Exhibit 10.7

Hypothecation Agreement

Contract number: 1001041831-002

Contract date: April 10, 2023

Creditor:

3-1-1 Higashi-Ikebukuro, Toshima-ku, Tokyo

SAISON FANDEX CORPORATION

Debtor and Hypothecator:

8-17-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo GATES Inc. Representative Director, Yuji Sekino

Article 1 (Establishment of Hypothecation)

In order to secure the following obligations that the Debtor and Hypothecator borrows from and owes to the Creditor under the loan agreement entered into between the Debtor and Hypothecator and the Creditor (hereinafter referred to as the “Original Agreement”), the Debtor and Hypothecator has established a hypothecation in the following order of priority on the following property upon approval of the provisions of the Original Agreement.

Contract date:	April 10, 2023
Loan Agreement ( and Joint Guarantee Agreement)
Loan amount:	300,000,000 yen
Interest rate:	4.10% per annum
Damages:	20.0% per annum

Article 2 (Registration Obligation, etc.)

(1) The Debtor and Hypothecator shall, without delay, carry out the procedures for registration of the establishment of the hypothecation pursuant to the preceding Article and other procedures designated by the Creditor, and shall submit the certificate of registered matters to the Creditor. The same shall be applied when an agreement is reached on various changes to the hypothecation in the future.

(2) In case that there is an unregistered building on the premises of the hypothecated property (including leasehold rights of the hypothecated building), the Debtor and Hypothecator shall establish a hypothecation in order to secure the obligations under the Original Agreement and register pursuant to the provisions of the preceding paragraph.

Article 3 (Hypothecated Property)

(1) The Debtor and Hypothecator warrants that there is currently no third party who has the leasehold rights, superficies, or any other possessory rights with respect to the secured property. Provided, however, that this shall not be applied when there is an advance consent of the Creditor.

(2) The Debtor and Hypothecator shall not change the existing status of the hypothecated property or grant or assign the rights for the benefit of any third party without an advance consent of the Creditor.

(3) The Debtor and Hypothecator shall obtain a consent of the Creditor when constructing a new building on the premises of the hypothecated property or extending or reconstructing the hypothecated building. Upon request of the Creditor, the Debtor and Hypothecator shall establish a hypothecation on the building to be constructed, extended, or reconstructed.

(4) In case that the hypothecated property is, or is likely to be, lost or damaged by any cause, the Debtor and Hypothecator shall immediately notify the Creditor thereof in writing, and shall either provide additional collateral or substitute collateral, or repay all or part of the obligation in accordance with the instructions of the Creditor.

(5) Where the collateral is provided pursuant to the preceding two (2) paragraphs, the provisions of the Agreement shall be applied. The order of priority of the hypothecation shall be determined in accordance with the instructions of the Creditor.

(6) In case that claims such as transfer proceeds, eviction fees, compensation, settlement money, etc. arise with respect to the hypothecated property due to transfer, surrender of land, expropriation, etc., the Debtor and Hypothecator shall pledge the claims or assign the claims to the Creditor. In this case, upon receipt of such money, the Creditor may appropriate it to the repayment of the debts regardless of the legal order even before the due date thereof.

Article 4 (Damage Insurance)

(1) The Debtor and Hypothecator shall enter into or continue a damage insurance contract with an insurance company approved by the Creditor for the hypothecated property for an amount not less than the amount designated by the Creditor for the duration of the hypothecation, pledge the rights under such insurance contract for the benefit of the Creditor, or attach special provisions on hypothecator to the insurance contract.

(2) In case of concluding an insurance contract for the hypothecated property other than the insurance contract set forth in the preceding paragraph, the Debtor and Hypothecator shall immediately notify the Creditor thereof and take the same procedures as those set forth in the preceding paragraph.

(3) The Debtor and Hypothecator shall follow the instructions of the Creditor with regard to the continuation, renewal, and amendment of the insurance contract and the handling of insurance proceeds after the damage to the insured property set forth in the preceding two (2) paragraphs.

(4) In case that the Creditor pays the insurance premium set forth in paragraph (1) on behalf of the Debtor and Hypothecator for the purpose of preserving the claims, the Debtor and Hypothecator shall pay the insurance premium and other expenses paid by the Creditor, together with damages at the rate of 14.0% per annum from the day following the payment date.

(5) The Debtor and Hypothecator has no objection to the fact that the insurance proceeds under the insurance contract under the preceding four (4) paragraphs may be appropriated for the repayment of the debts regardless of the statutory order even before the due date, if the Creditor has received such insurance proceeds.

(6) Whether the provisions of this Article are applicable or not shall be as follows: N/A

Article 5 (Leasehold Rights)

(1) Upon expiration of the lease term of the land on the premises of the hypothecated building, the Debtor and Hypothecator shall immediately carry out the procedures for the renewal of the lease agreement, excluding the fixed-term leasehold rights set forth in Article 22, 23, and 24 of the Act on Land and Building Leases. In addition, in case of changes in the owner of the land, the Debtor and Hypothecator shall immediately notify the Creditor thereof, and in case of changes in the type and content of the leasehold rights, the Debtor and Hypothecator shall notify the Creditor thereof in advance.

(2) The Debtor and Hypothecator shall not cancel, fail to pay rent, change the type or content of the leasehold rights, or take any other action that may lead to the extinction or change of the leasehold rights. In cases where there is such a risk, the Debtor and Hypothecator shall take the necessary procedures to preserve the leasehold rights, or shall not sublease or dispose of the leasehold rights without a consent of the Creditor in case of the loss of the hypothecated building.

(3) In case that the hypothecated building is loss due to fire or other reasons and the building is constructed, the Debtor and Hypothecator shall immediately post the notice prescribed in Article 10, paragraph (2) of the Act on Land and Building Leases, promptly obtain an approval of the landowner, construct the building, and establish a hypothecation with the same contents and priority as the hypothecation. In addition, in case that the building is not constructed immediately, if there are still outstanding obligations even after repayment by the insurance proceeds, the leasehold rights shall be disposed of in accordance with the instructions of the Creditor, and the Creditor may appropriate the insurance proceeds from the disposition to the repayment of the debts.

(4) Whether the provisions of this Article are applicable or not shall be as follows: N/A

Article 6 (Voluntary Disposition)

The Debtor and Hypothecator shall not object to the fact that the hypothecated property may be disposed of by the Creditor in a manner, at a time, at a price, etc. that are generally considered to be appropriate, and not necessarily by auction procedures, and that the amount remaining after deducting various expenses from the insurance proceeds of the disposition may be appropriated to the repayment of the debt, regardless of the statutory order. In cases where there is any outstanding debt, the Debtor and Hypothecator shall immediately repay the debt.

Article 7 (Investigation of Hypothecated Property)

Upon request of the Creditor, the Debtor and Hypothecator shall immediately report the matters regarding the hypothecated property and provide benefits necessary for the investigation.

Article 8 (Burden of Expenses)

The Debtor and Hypothecator shall bear the costs of the registration of the establishment, cancellation, or amendment of the hypothecation and the investigation or disposal of the hypothecated property (including costs of auction filing) and shall immediately pay the amount paid by the Creditor.

Article 9 (Preservation Obligation of Guarantee and Collateral)

(1) The Debtor and Hypothecator and the Joint Guarantors shall be a guarantor for the secured obligation of the hypothecation and shall be jointly liable for the performance of the obligation with the Debtor and Hypothecator upon approval of each provision of the Original Agreement separately submitted by the Debtor and Hypothecator.

(2) The Debtor and Hypothecator has no objection to the amendment or cancellation of any other collateral or guarantee for the convenience of the Creditor.

(3) The Debtor and Hypothecator shall not exercise the rights acquired from the Creditor by subrogation through repayment, etc. without a consent of the Creditor while the transaction between the Debtor and Hypothecator and the Creditor continues. Upon request of the Creditor, the Debtor and Hypothecator shall transfer the rights or order of priority to the Creditor free of charge.

(4) The Debtor and Hypothecator shall not offset the claims against the Creditor.

(5) In cases where the Debtor and Hypothecator and the Joint Guarantors provide any guarantee other than those under the Agreement to the Creditor, such guarantee obligation shall not be changed by the Agreement.

Article 10 (Exclusion of Anti-social Forces)

(1) The Debtor and Hypothecator represents and warrants not to fall under any of an organized crime group, a member of an organized crime group, a person whom five (5) years have not elapsed since being ceased to be an organized crime group, a quasi-member of an organized crime group, a company affiliated with an organized crime group, a sokaiya (corporate racketeer), a social movement advocating group, a special intelligence violent group, or any other person equivalent thereto (hereinafter collectively referred to as the “Anti-social Forces”), as well as any of the following items:

(i) Having a relationship with the Anti-social Forces in which it is deemed that the Anti-social Forces control the management

(ii) Having a relationship with the Anti-social Forces in which it is deemed that the Anti-social Forces substantially control the management

(iii) Having a relationship with the Anti-social Forces in which it is deemed to use the Anti-social Forces unjustly, such as for the purpose of seeking unlawful gains for itself or a third party or for the purpose of inflicting damage on a third party

(iv) Having a relationship with the Anti-social Forces in which it is deemed to be involved in the Anti-social Forces by providing funds, benefits, etc.

(v) An officer or a person who is substantially involved in the management has a socially reprehensible relationship with the Anti-social Forces

(2) The Debtor and Hypothecator represents and warrants not to, by itself or using a third party, commit act listed in the followings:

(i) Violent demands

(ii) Unreasonable demands beyond legal liability

(iii) Use of threatening language or conduct or use of violence in connection with transactions

(iv) Spreading rumors, using fraudulent means or force to damage the credit of the Creditor, or interfering with the business of the Creditor

(v) Any other act equivalent to those set forth in the preceding items

Article 11 (Court with Jurisdiction)

The Debtor and Hypothecator has agreed that, in case that it becomes necessary to file a suit in connection with the Agreement, regardless of the amount of the suit, the summary court having jurisdiction over the location of the head office or sales office of the Creditor shall be the court with exclusive jurisdiction of first instance.

Indication of real estate

Indication of a single building

Location:	2-1042-21 Higashiohi, Shinagawa-ku
Structure:	Light-weight steel construction, flat roof, three-storied
Floor area:	1F: 248.22㎡
2F: 268.09㎡
3F: 209.50㎡

Indication of an exclusive part

Lot	number: 2-1042-21-109 Higashiohi
Building name:	109
Classification:	Residence
Structure:	Light-weight steel construction, one-storied
Floor area:	1F: 20.54㎡

Indication of a leasehold right

Location:	2-1042-21 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	488.93㎡
Leasehold right type:	Ownership
Leasehold right ratio:	2194/72581

Location:	2-1042-45 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	31.92㎡
Leasehold right type:	Ownership
Leasehold right ratio:	2194/145162

Location:	2-1042-95 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	11.24㎡
Leasehold right type:	Ownership
Leasehold right ratio:	2194/145162

Indication of a single building

Location:	2-1042-21 Higashiohi, Shinagawa-ku
Structure:	Light-weight steel construction, flat roof, three-storied
Floor area:	1F: 248.22㎡
2F: 268.09㎡
3F: 209.50㎡

Indication of an exclusive part

Lot number:	2-1042-21-205 Higashiohi
Building name:	205
Classification:	Residence
Structure:	Light-weight steel construction, three-storied
Floor area:	1F: 3.02㎡
2F: 24.74㎡
3F: 21.78㎡

Indication of a leasehold right

Location:	2-1042-21 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	488.93㎡
Leasehold right type:	Ownership
Leasehold right ratio:	5341/72581

Location:	2-1042-45 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	31.92㎡
Leasehold right type:	Ownership
Leasehold right ratio:	5341/145162

Location:	2-1042-95 Higashiohi, Shinagawa-ku
Land classification:	Building lot
Land area:	11.24㎡
Leasehold right type:	Ownership
Leasehold right ratio:	5341/145162